Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$218,684
Unrealized Gain (Loss) on Market Value of Futures	336
Dividend Income	1,963
Interest Income	4,031
ETF Transaction Fees	350
Total Income (Loss)	$225,364

Expenses
General Partner Management Fees	$6,877
Professional Fees	2,054
Brokerage Commissions	266
Non-interested Directors' Fees and Expenses	71
Prepaid Insurance Expense	99
NYMEX License Fee	138
Total Expenses	9,505
Expense Waiver	(1,253)
Net Expenses	$8,252
Net Income (Loss)	$217,112

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/17	$11,710,730
Withdrawals (100,000 Shares)	(1,092,503)
Net Income (Loss)	217,112

Net Asset Value End of Month	$10,835,339
Net Asset Value Per Share (1,000,000 Shares)	$10.84

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612